                                   EXHIBIT 13

                      SAMPLE PERFORMANCE DATA CALCULATION

                                                                      Exhibit 13

                CANADA LIFE OF AMERICA VARIABLE ANNUITY ACCOUNT 1

                            Money Market Sub-Account

7-DAY CURRENT YIELD

       Current Yield = (( NCS-ES)/UV /7 ) x 365

       where NCS    = the net change in the value of the Series (exclusive of
                      realized gains and losses on the sale of securities and unrealized appreciation and depreciation) for the 7-day period attributable to a hypothetical account having a balance of 1 Sub-Account unit

             ES     = M&E + ADMIN

       where ES     = per unit expenses of the Sub-Account for the 7-day period

             M&E    = per unit Mortality & Expense Risk Charges deducted for the
                      7-day period

             ADMIN  = per unit Administration Charges deducted for the 7-day period
                    = (45 / AAV / 365 ) x AUV x 7

       where AAV    = Average Accumulated Value of Contracts on the last day of the 7-day period
                    = $12,000

             AUV    = the sum of the unit values on the first and last day of
                      the 7-day period divided by 2
                    = 10.0370 + 10.0414 = 10.0392

             UV     = the unit value on the first day of the 7-Day period
                    = 10.0370


       Date                     NCS                         M&E                         ADMIN
       Dec 31               .003547750                  .000684900                   .000206285
       Dec 30
       Dec 29               .001773900                  .000342450                   .000103142
       Dec 28               .001988400                  .000342450                   .000103142
       Dec 27               .005309450                  .001027350                   .000309428
       Dec 26
       Dec 25
                            ----------                  ----------                   ----------
                            .012619500                  .002397150                   .000721997

       (((.012619500 - .00239715 - .000721997)/10.0370)) / 7 x 365 = 4.94%
        = 7-Day Current Yield at December 31, 1989

                                                                      Exhibit 13

                CANADA LIFE OF AMERICA VARIABLE ANNUITY ACCOUNT 1

                            Money Market Sub-Account

       7-DAY EFFECTIVE YIELD

                                 ___                       ___
                                |                       365/7 |
              Effective Yield = |( 1 + (NCS - ES) / UV )      | - 1
                                |___                       ___|

              where NCS = NCS as calculated for the Current Yield

                     ES = ES as calculated for the Current Yield

                     UV = UV as calculated for the Current Yield

             ___                             ___
            |                            365/7  |
            |  ((.009500353/10.0370) + 1)       | - 1
            |___                             ___|

             = 5.06% = 7-Day Effective Yield at December 31, 1989

                                                                      Exhibit 13

                CANADA LIFE Of AMERICA VARIABLE ANNUITY ACCOUNT 1

              Money Market, Managed, Bond, and Equity Sub-Accounts

 TOTAL RETURN

       Total Return = ((ERV/P) - 1 )

       where ERV    = the value, at the end of the applicable period, of a
                      hypothetical $1,000 investment made at the beginning of the applicable period. It is assumed that all dividends and capital gains distributions are reinvested

             P      = a hypothetical initial investment of $1,000

             ERV    = (1,000 x ((EUV - BUV) / BUV )) + 1,000 - ADMIN - ( SC x
                      1,000)

       where EUV    = Unit value at the end of the period

             BUV    = Unit value at the beginning of the period

             SC     = Surrender charge = 6%

             ADMIN  = Administration Charges attributable to the hypothetical account for the period
                    = (45 / AAV / 365 ) x No. of days in the period x ($1,000 +
                      ($1,000 x ((EUV - BUV) / BUV) / 2 ))

       where AAV    = Average Accumulated Value of Contracts on the last day of the period
                    = $12,000

                      Total Return to December 31. 1989

       Money Market Sub-Account

       ADMIN = (45/12,000/365) x 27
               x (1,000 + (1,000 x (( 10.0414 - 10.0000) / 10.0000 / 2))
             = ( .000277397) x ( 1,002.07)
             = .277971473

       ERV   = ( 1,000 x ((10.0414 - 10.0000) / 10.0000 )) + 1,000
               - .277971473 - (.06 x 1,000)
             = 943.86

                                                                      Exhibit 13

                CANADA LIFE OF AMERICA VARIABLE ANNUITY ACCOUNT 1
              Money Market, Managed, Bond, and Equity Sub-Accounts

       Total Return = (943.86 / 1,000) - 1
                    = -5.61%

       Managed Sub-Account

       ADMIN = (45/12,000/365) x 27
               x (1,000 + (1,000 x (( 10.0126 - 10.0000) / 10.0000 / 2))
             = ( .000277397 ) x ( 1,002.52)
             = .278096301

       ERV   = ( 1,000 x ((10.0126 - 10.0000) / 10.0000 )) + 1,000
               - .278096301 - (.06 x 1,000)
             = 940.98

       Total Return = (940.98 / 1,000) - 1
                    = -5.90%

       Bond Sub-Account

       ADMIN = (45/12,000/365) x 27
               x (1,000 + (1,000 x (( 9.9750 - 10.0000) / 10.0000 / 2))
             = ( .000277397 ) x ( 995.00)
             = .276010274

       ERV   = ( 1,000 x ((9.9750 - 10.0000) / 10.0000 )) + 1,000
                - .276010274 - (.06 x 1,000)
             = 937.22

       Total Return = (937.22 / 1,000) - 1
                    = -6.28%

       Equity Sub-Account

       ADMIN = (45/12,000/365) x 27
               x (1,000 + (1 000 x (( 10.0601 - 10.0000) / 10.0000 / 2))
             = ( .000277397) x (1,003.01)
             = .278230839

       ERV   = ( 1,000 x ((10.0601 - 10.0000) / 10.0000 )) + 1,000
               - .278230839 - (.06 x 1,000)
             = 945.73

       Total Return = (945.73 / 1,000) - 1
                    = -5.43%

                                                                      Exhibit 13

                CANADA LIFE OF AMERICA VARIABLE ANNUITY ACCOUNT 1

              Money Market, Managed, Bond, and Equity Sub-Accounts

AVERAGE ANNUAL TOTAL RETURN

                              1/n
       Total Return = ((ERV/P)    - 1 )

       where ERV    = the value, at the end of the applicable period, of a
                      hypothetical $1,0OO investment made at the beginning of the applicable period. It is assumed that all dividends and capital gains distributions are reinvested

             P      = a hypothetical initial investment of $1,000

             n      = number of years
                    = 27/365

             ERV    = (1,000 x ((EUV - BUV) / BUV )) + 1,000 - ADMIN
                      - (SC x 1,000)

       where EUV    = Unit value at the end of the period

             BUV    = Unit value at the beginning of the period

             SC     = Surrender charge = 6%

             ADMIN  = Administration Charges attributable to the hypothetical account for the period
                    = (45 / AAV  / 365 ) x No. of days in the period x ($l,0OO +
                      ($l,0OO x ((EUV - BUV) / BUV) / 2 ))

       where AAV    = Average Accumulated Value of Contracts on the last day of the period
                    = $12,000

       Money Market Sub-Account

       ADMIN = (45/12,000/365) x 27
               x (1,000 + (1 000 x (( 10.0414 - 10.0000) / 10.0000 / 2))
             = ( .000277397) x ( 1,002.07)
             = .277971473

       ERV   = ( 1,000 x ((10.0414 - 10.0000) / 10.0000 )) + 1,000
               - .277971473 - (.06 x 1,000)
             = 943.86

                                                                      Exhibit 13

                CANADA LIfE OF AMERICA VARIABLE ANNUITY ACCOUNT 1

              Money Market, Managed, Bond, and Equity Sub-Accounts

                                       (1/(27/365))
       Total Return = (943.86 / 1,000)              - 1
                    = -54.21%

       Managed Sub-Account

       ADMIN = (45/12,000/365) x 27
               x (1,000 + (1,000 x (( 10.0126 - 10.0000) / 10.0000 / 2))
             = ( .000277397 ) x ( 1,002.52)
             = .278096301

       ERV   = ( 1,000 x ((10.0126 - 10.0000) / 10.0000 )) + 1,000
               - .278096301 - (.06 x 1,000)
             = 940.98
                                       (1/(27/365))
       Total Return = (940.98 / 1,000)              - 1
                    = -56.06%

       Bond Sub-Account

       ADMIN = (45/12,000/365) x 27
               x (1,000 + (1,000 x (( 9.9750 - 10.0000) / 10.0000 / 2))
             = ( .000277397 ) x ( 995.00)
             = .276010274

       ERV   = ( 1,000 x ((9.9750 - 10.0000) / 10.0000 )) + 1,000
               - .276010274 x (.06 x 1,000)
             = 937.22
                                       (1/(27/365))
        Total Return = (937.22 / 1,000)             - 1
                     = -58.38%

       Equity Sub-Account

       ADMIN = (45/12,000/365) x 27
               x (1,000 + (1,000 x (( 10.0601 - 10.0000) / 10.0000 / 2))
             = ( .000277397) x (1,003.01)
             = .278230839

       ERV   = ( 1,000 x ((10.0601 - 10.0000) / 10.0000 )) + 1,000
               - .278230839 - (.06 x 1,000)
             = 945.73

                                       (1/(27/365))
       Total Return = (945.73 / 1,000)              - 1
                    = -52.97%

                                                                      Exhibit 13

                CANADA LIFE OF AMERICA VARIABLE ANNUITY ACCOUNT 1

                     Managed, Bond, and Equity Sub-Accounts

       30-DAY YIELD

                             ___               ___
                            |                     |
                            |  __        __ 6     |
                            | | NI - ES    |      |
              Yield      = 2| | ------- + 1|  - 1 |
                            | |__U x UV  __|      |
                            |                     |
                            |__                ___|

             where NI    = Net income of the portfolio for the 30-day period
                           attributable to the Sub-Account's units

                   ES    = M&E + ADMIN

             where ES    = Expenses of the Sub-Account for the 30-day period

                   M&E   = Mortality & Expense Risk charges deducted from the
                           Sub-Account for the 30-day period

                   ADMIN = Administration charges deducted from the Sub-Account for the 30-day period
                         = (45 / AAV / 365) x (U x AUV) x 30

             where AAV   = Average Accumulated Value of contracts on the last
                           day of the 30-day period
                         = $12,000

                   U     = the average number of units outstanding, which equals
                           the number of units on the first day of the 30-day period plus the number of units on the last day of the 30-day period, the sum of which is divided by 2

                  AUV    = the sum of the unit values on the first and last
                           days of the 30-day period divided by 2

                  UV     = the unit value at the close (highest) of the last
                           day in the 30-day period

                                                                      Exhibit 13


                CANADA LIFE OF AMERICA VARIABLE ANNUITY ACCOUNT 1

                     Managed, Bond, and Equity Sub-Accounts

               Yields for the 30-day period ended January 31, 1990

               NI               ES               U               UV           Yield
Managed    $13,808.84        $5,255.86       400,000.000       $10.0126       2.58%
                                                                              -----
Bond        12,240.32         2,630.30       200,000.000         9.9750       5.85%
                                                                              -----
Equity    (  1,294.53)        2,626.94       200,000.000        10.0601      -2.33%
                                                                              -----

                   MANAGED SUB-ACCOUNT - 30-Day Yield (Jan/90)

Portfolio
  Income                  17,972.60

Portfolio
 Expenses                  4,163.76

   M&E                     4,022.21

  Admin                (45/12,000/365) x (400,000.000 x ([10.0126 +
                       10.0000]/2)) x 30 = 1,233.65

   U                    400,000.000

   UV                       10.0126

Yield = [((NI - ES/ U x UV) + 1) - 6 - 1] x 2
      =         2.58%
                =====

                    BOND SUB-ACCOUNT - 30-Day Yield (Jan/90)

Portfolio
  Income                  14,324.21

Portfolio
 Expenses                  2,083.89

   M&E                     2,014.73

  Admin                  (45/12,000/365) x (200,000.000 x ([9.975 +
                          10.0000]/2)) x 30 = 615.57

   U                    200,000.000

   UV                        9.9750

Yield = [((NI - ES/ U x UV) + 1) - 6 - 1] x 2
      =         5.85%
                =====

                  EQUITY SUB-ACCOUNT - 30-Day Yield (Jan/90)

Portfolio
  Income                     786.21

Portfolio
 Expenses                  2,081.37

   M&E                     2,008.65

  Admin                  (45/12,000/365) x (200,000.000 x ([10.0601 +
                          10.0000]/2)) x 30 = 618.29

   U                    200,000.000

   UV                       10.0601

Yield = [((NI - ES/ U x UV) + 1) - 6 - 1] x 2
      =         -2.33%
                =====